The Ensign Group Reports Second Quarter 2025 Results;
Raises Annual Earnings and Revenue Guidance

Conference Call and Webcast scheduled for tomorrow, July 25, 2025 at 10:00 am PT

SAN JUAN CAPISTRANO, California – July 24, 2025 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the second quarter of 2025, reporting GAAP diluted earnings per share of $1.44 and adjusted earnings per share(1) of $1.59, both for the quarter ended June 30, 2025.

Highlights Include:

▪GAAP diluted earnings per share for the quarter was $1.44, an increase of 18.0% over the prior year quarter, and adjusted diluted earnings per share(1) for the quarter was $1.59, an increase of 20.5% over the prior year quarter.

▪GAAP net income was $84.4 million for the quarter, an increase of 18.9% over the prior year quarter, and adjusted net income(1) was $93.3 million for the quarter, an increase of 22.1% over the prior year quarter.

▪Same Facilities and Transitioning Facilities occupancy for the quarter were 82.1% and 84.0%, an increase of 2.0% and 4.6%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning Facilities skilled services revenue for the quarter increased by 6.5% and 11.6%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning skilled days for the quarter increased by 7.4% and 13.5%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning Facilities managed care revenue for the quarter improved by 11.8% and 27.8%, respectively, from prior year quarter.

▪Total skilled services(2) revenue was $1.17 billion for the quarter, an increase of 18.4% over the prior year quarter.

▪Consolidated GAAP and adjusted revenue for the quarter were $1.23 billion, an increase of 18.5% over the prior year quarter.

▪Standard Bearer(2) revenue was $31.5 million for the quarter, an increase of 34.7% over the prior year quarter and FFO was $18.4 million for the quarter, an increase of 26.6% over the prior year quarter.

(1)See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2)Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 8 on Form 10-Q.

Operating Results

“Our local teams achieved another outstanding quarter, raising the bar again for what is possible, even in a quarter where we historically have experienced more seasonality. The clinical results they achieved continue to be the primary driver of our success. As our teams work tirelessly to gain the trust of the communities they serve, our operations continue to earn the reputation as the facility of choice for thousands of patients. This trust is apparent from the strong trends in occupancy and skilled mix, which we believe is only achievable, over time, through consistent quality care and the dedication of amazing local leaders,” said Barry Port, Ensign’s Chief Executive Officer. “During the quarter our same store and transitioning occupancy increase to 82.1% and 84.0%, which are new second quarter records. We saw skilled daily census increase for both our same store and transitioning operations by 7.4% and 13.5%, respectively, over the prior year quarter. These improvements in occupancy and skilled mix in our same store operations and the even larger improvements in our transitioning operations highlight the significant organic growth potential inherent in our existing portfolio. At the same time, we continue to acquire new operations with enormous long-term upside. Since the beginning of 2024, we’ve added 52 new operations across several markets, many of which are already performing at or above our expectations. We are excited about the trajectory we are on for the year and look forward to capturing the enormous potential inherent in our portfolio,” Mr. Port added.

“After such a strong first half of the year, we are raising our annual 2025 earnings guidance to between $6.34 to $6.46 per diluted share, up from our previously raised guidance of $6.22 to $6.38 per diluted share. The new midpoint of this increased 2025 earnings guidance represents an increase of more than 16% over our 2024 results and is 34% higher than our 2023 results. We are also increasing our annual revenue guidance to $4.99 billion to $5.02 billion, up from $4.89 billion to $4.94 billion, to account for our current quarter performance and acquisitions we anticipate closing through the third quarter. We are excited about our start to the year and are confident that our partners will continue to manage and innovate while balancing the addition of newly acquired operations. When we consider the current health of our organization, combined with our culture and proven local leadership strategy, we are well-positioned to continue our operational momentum," Mr. Port said.

Speaking to the Company’s growth, Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President said, “We continued our steady pace of growth by adding eight new operations, including three real estate assets, that began operating during the quarter and since, bringing the number of operations acquired during 2024 and since to 52. We anticipate the current rate of acquisitions to continue this year and are expecting several to close or transition over the next few weeks and months. As we evaluate the many opportunities on the horizon, we remain committed to staying true to the proven deal criteria that has allowed us to grow in a healthy and sustainable way. Our focus is to carefully choose the acquisitions that will be accretive to shareholders over the long term.”

Suzanne Snapper, Ensign’s Executive Vice President and Chief Financial Officer reported that the Company’s liquidity remains strong with approximately $364.0 million of cash on hand and $592.6 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s annual guidance is based on diluted weighted average common shares outstanding of approximately 59.0 million and a 25.0% tax rate. In addition, the guidance assumes, among other things, normalized insurance costs, acquisitions expected to close through the third quarter and management’s current expectations regarding reimbursement rates. It also excludes certain charges that arise outside the normal course of business, acquisition related costs and share-based compensation.”

A discussion of the Company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBT, EBITDA, adjusted EBITDAR, adjusted EBITDA and FFO for Standard Bearer, as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which is expected to be filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

Mr. Keetch added additional commentary on the Company’s continued acquisition activity. “We are always happy to expand our presence in some of our most mature markets and each of these new acquisitions represents an opportunity to further deepen our commitment to the healthcare communities in some of our key states. Our growth this quarter illustrates that we continue to prioritize adding beds in our established geographies, which allows our clusters to provide a comprehensive solution to the healthcare needs in those markets. We also point out that the distribution of our growth over the last several quarters spans across many states and markets, leaving us with significant bandwidth to grow in almost all of our markets, including our newest states,” Keetch said.

The recent acquisitions include the following leased operations:

•Alamitos West Health and Rehabilitation, a 142-bed skilled nursing facility located in Los Alamitos, California;

•Katella Senior Living Community, a 68-unit senior living facility located in Los Alamitos, California;

•Toluca Lake Transitional Care, a 52-bed skilled nursing facility located in North Hollywood, California;

•Ironwood Rehabilitation and Care Center, an 80-bed skilled nursing facility located in Coeur d’Alene, Idaho; and

•Lakeside Rehabilitation and Care Center, a 100-bed skilled nursing facility located in Coeur d’Alene, Idaho.

Standard Bearer also announced the following real estate acquisitions, which are operated by an Ensign-affiliate:

•Pacific Haven Subacute and Healthcare Center, a 99-bed skilled nursing facility located in Garden Grove, California;

•Marianwood Health and Rehabilitation, a 117-bed skilled nursing facility located in Issaquah, Washington; and

•Timber Springs Transitional Care, a 120-bed skilled nursing facility located in Boise, Idaho.

In addition, the Company also acquired three real estate assets that are operated by third-parties under triple net leases. These include:

•Mother Joseph Care Center, a 152-bed skilled nursing facility located in Olympia, Washington;

•Emilie Court Assisted Living, a 60-unit senior living facility located in Spokane, Washington; and

•Duncanville Healthcare and Rehabilitation Center, a 107-bed skilled nursing facility located in Duncanville, Texas.

Ensign's growing portfolio consists of 348 healthcare operations, 31 of which also include senior living operations, across 17 states. Ensign now owns 146 real estate assets, 110 which are operated by an Ensign affiliate. Mr. Keetch noted that Ensign’s overall strategy will continue to include both leasing and acquiring the real estate, and that the Company is actively looking for performing and underperforming operations in several states.

The Company continues to provide additional disclosure on Standard Bearer which is comprised of 140 owned properties. Of these assets, 106 are leased to an Ensign-affiliated operator and 35 are leased to third-party operators. Mr. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $31.5 million for the quarter, of which $26.8 million was derived from Ensign affiliated operations. For the quarter, Standard Bearer reported $18.4 million in FFO.

The Company also paid a quarterly cash dividend of $0.0625 per share of Ensign common stock. Ms. Snapper noted that as the Company’s liquidity remains strong, it plans to continue its long history of paying dividends into the future, noting that in December of 2024, it increased the dividend for the 22nd consecutive year.

Conference Call

A live webcast will be held Friday, July 25, 2025, at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s second quarter of 2025 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, August 29, 2025.

About Ensign™

The Ensign Group, Inc.'s independent subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 348 healthcare facilities in Alabama, Alaska, Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, Oregon, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company will also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, emergency and non-emergency transportation services, long-term care pharmacy and other consulting services also across several states. Each of these operations is operated by a separate, independent subsidiary that has its own management, employees and assets. References herein to the consolidated "Company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the Company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations continue to be impacted by the unprecedented nature of the changes in the regulations and environment, as such, we are unable to predict the full extent and duration of the financial impact of these changes on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensignservices.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands, except per share data)
REVENUE
Service revenue	$1,221,414	$1,030,574	$2,388,454	$2,035,059
Rental revenue	6,355	5,711	12,356	11,398
TOTAL REVENUE	$1,227,769	$1,036,285	$2,400,810	$2,046,457
Expense:
Cost of services	971,780	820,360	1,899,629	1,619,623
Rent—cost of services	57,195	53,272	114,271	105,148
General and administrative expense	69,107	56,194	131,662	113,352
Depreciation and amortization	25,785	20,488	49,973	40,145
TOTAL EXPENSES	$1,123,867	$950,314	$2,195,535	$1,878,268
Income from operations	103,902	85,971	205,275	168,189
Other income (expense):
Interest expense	(2,025)	(2,040)	(4,062)	(4,004)
Interest income	5,240	7,084	12,123	13,544
Other income	5,241	1,049	5,602	3,933
OTHER INCOME, NET	$8,456	$6,093	$13,663	$13,473
Income before provision for income taxes	112,358	92,064	218,938	181,662
Provision for income taxes	27,892	20,883	54,119	41,521
NET INCOME	$84,466	$71,181	$164,819	$140,141
Less: net income attributable to noncontrolling interests	70	174	146	299
NET INCOME ATTRIBUTABLE TO THE ENSIGN GROUP, INC.	$84,396	$71,007	$164,673	$139,842

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$1.48	$1.26	$2.88	$2.48
Diluted	$1.44	$1.22	$2.81	$2.41
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	57,157	56,544	57,128	56,441
Diluted	58,602	58,013	58,560	57,969

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$363,969	$464,598
Accounts receivable—less allowance for doubtful accounts of $8,320 and $8,435 at June 30, 2025 and December 31, 2024, respectively	578,050	569,897
Investments—current	54,473	62,255
Prepaid expenses and other current assets	70,703	60,882
Total current assets	$1,067,195	$1,157,632
Property and equipment, net	1,535,185	1,291,354
Right-of-use assets	1,930,662	1,861,071
Insurance subsidiary deposits and investments	170,752	141,246
Deferred tax assets	66,278	66,281
Restricted and other assets	55,729	46,499
Intangible assets, net	6,509	7,292
Goodwill	97,981	97,981
TOTAL ASSETS	$4,930,291	$4,669,356
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$102,799	$98,947
Accrued wages and related liabilities	334,404	347,532
Lease liabilities—current	103,825	93,475
Accrued self-insurance liabilities—current	75,542	67,331
Other accrued liabilities	134,820	132,057
Current maturities of long-term debt	4,155	4,086
Total current liabilities	$755,545	$743,428
Long-term debt—less current maturities	139,576	141,585
Long-term lease liabilities—less current portion	1,792,218	1,735,325
Accrued self-insurance liabilities—less current portion	158,991	144,421
Other long-term liabilities	62,978	64,169
Total equity	2,020,983	1,840,428
TOTAL LIABILITIES AND EQUITY	$4,930,291	$4,669,356

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Six Months Ended June 30,
	2025	2024

NET CASH PROVIDED BY/(USED IN):
Operating activities	$227,950	$112,249
Investing activities	(311,924)	(144,564)
Financing activities	(16,655)	25
Net decrease in cash and cash equivalents	$(100,629)	$(32,290)
Cash and cash equivalents beginning of period	464,598	509,626
Cash and cash equivalents at end of period	$363,969	$477,336

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles GAAP net income to Non-GAAP net income for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to The Ensign Group, Inc.	$84,396	$71,007	$164,673	$139,842
Non-GAAP adjustments
Stock-based compensation expense(1)	11,662	8,985	22,386	17,223
Litigation(2)	—	(1,634)	—	(870)
Cost of services - (gain)/loss on business interruption recoveries and long-lived assets	(1,000)	—	(1,000)	1,849
Cost of services - acquisition related costs(3)	654	165	1,135	279
General and administrative - costs incurred related to system implementations	437	2,357	771	2,433
Depreciation and amortization - patient base(4)	409	174	1020	213
Provision for income taxes on Non-GAAP adjustments(5)	(3,238)	(4,645)	(6,693)	(9,176)
Non-GAAP Net Income	$93,320	$76,409	$182,292	$151,793

Average number of diluted shares outstanding	58,602	58,013	58,560	57,969

Diluted Earnings Per Share	$1.44	$1.22	$2.81	$2.41

Adjusted Diluted Earnings Per Share	$1.59	$1.32	$3.11	$2.62

Footnotes:
(1) Represents stock-based compensation expense incurred.
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of services	$7,874	$5,918	$15,033	$11,319
General and administrative	3,788	3,067	7,353	5,904
Total Non-GAAP adjustment	$11,662	$8,985	$22,386	$17,223

(2) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of services	$—	$(1,634)	$—	$(1,634)
General and administrative	—	—	—	764
Total Non-GAAP adjustment	$—	$(1,634)	$—	$(870)

(3) Represents costs incurred to acquire operations that are not capitalizable.
(4) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(5) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Consolidated Statements of Income Data:
Net income	$84,466	$71,181	$164,819	$140,141
Less: Net income attributable to noncontrolling interests	70	174	146	299
Interest income	5,240	7,084	12,123	13,544
Add: Provision for income taxes	27,892	20,883	54,119	41,521
Depreciation and amortization	25,785	20,488	49,973	40,145
Interest expense	2,025	2,040	4,062	4,004
EBITDA	$134,858	$107,334	$260,704	$211,968
Adjustments to EBITDA:
Stock-based compensation expense	11,662	8,985	22,386	17,223
Litigation(1)	—	(1,634)	—	(870)
(Gain)/loss on business interruption recoveries and long-lived assets	(1,000)	—	(1,000)	1,849
Acquisition related costs(2)	654	165	1,135	279
Costs incurred related to system implementations	437	2,357	771	2,433
ADJUSTED EBITDA	$146,611	$117,207	$283,996	$232,882
Rent—cost of services	57,195	53,272	114,271	105,148
ADJUSTED EBITDAR	$203,806		$398,267

(1) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
(2) Represents costs incurred to acquire operations that are not capitalizable.

The table below reconciles income before provision for income taxes to Adjusted EBT for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Consolidated statements of income data:	(In thousands)
Income before provision for income taxes	$112,358	$92,064	$218,938	$181,662
Stock-based compensation expense	11,662	8,985	22,386	17,223
Litigation(1)	—	(1,634)	—	(870)
(Gain)/loss on business interruption recoveries and long-lived assets	(1,000)	—	(1,000)	1,849
Acquisition related costs(2)	654	165	1,135	279
Costs incurred related to system implementations	437	2,357	771	2,433
Depreciation and amortization - patient base(3)	409	174	1,020	213
ADJUSTED EBT	$124,520	$102,111	$243,250	$202,789
(1) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
(2) Represents costs incurred to acquire operations that are not capitalizable.
(3) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods presented:

	Three Months Ended June 30,
	2025	2024	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$1,173,576	$991,285	$182,291	18.4%
Number of facilities at period end	303	272	31	11.4%
Number of campuses at period end(1)	31	29	2	6.9%
Actual patient days	2,615,490	2,299,068	316,422	13.8%
Occupancy percentage — Operational beds	81.3%	80.1%	1.2%	1.5%
Skilled mix by nursing days	30.8%	29.9%	0.9%	3.0%
Skilled mix by nursing revenue	49.2%	48.2%	1.0%	2.1%

	Three Months Ended June 30,
	2025	2024	Change	% Change

SAME FACILITY RESULTS:(2)(5)	(Dollars in thousands)
Skilled services revenue	$845,409	$793,594	$51,815	6.5%
Number of facilities at period end	210	210	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	1,867,924	1,824,753	43,171	2.4%
Occupancy percentage — Operational beds	82.1%	80.5%	1.6%	2.0%
Skilled mix by nursing days	32.4%	30.9%	1.5%	4.9%
Skilled mix by nursing revenue	51.2%	48.8%	2.4%	4.9%

	Three Months Ended June 30,
	2025	2024	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$188,875	$169,268	$19,607	11.6%
Number of facilities at period end	48	48	—	—%
Number of campuses at period end(1)	2	2	—	—%
Actual patient days	423,514	404,652	18,862	4.7%
Occupancy percentage — Operational beds	84.0%	80.3%	3.7%	4.6%
Skilled mix by nursing days	29.5%	27.2%	2.3%	8.5%
Skilled mix by nursing revenue	50.4%	47.8%	2.6%	5.4%

	Three Months Ended June 30,
	2025	2024	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$139,292	$28,389	$110,903	NM
Number of facilities at period end	45	13	32	NM
Number of campuses at period end(1)	4	2	2	NM
Actual patient days	324,052	69,663	254,389	NM
Occupancy percentage — Operational beds	74.3%	70.8%	NM	NM
Skilled mix by nursing days	22.9%	18.1%	NM	NM
Skilled mix by nursing revenue	35.6%	30.4%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2022.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2022 to December 31, 2023.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2024.
(5)Skilled services revenue and key performance metrics for a closed facility was not material and has been excluded from Same Facilities results during the three months ended June 30, 2024. The facility was closed in 2024 as the program was transitioned from an intermediate care facility to a group home setting.

	Six Months Ended June 30,
	2025	2024	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$2,297,130	$1,960,887	$336,243	17.1%
Number of facilities at period end	303	272	31	11.4%
Number of campuses at period end(1)	31	29	2	6.9%
Actual patient days	5,153,626	4,554,599	599,027	13.2%
Occupancy percentage — Operational beds	81.6%	80.1%	1.5%	1.9%
Skilled mix by nursing days	31.1%	30.4%	0.7%	2.3%
Skilled mix by nursing revenue	49.7%	49.0%	0.7%	1.4%

	Six Months Ended June 30,
	2025	2024	Change	% Change

SAME FACILITY RESULTS:(2)(5)	(Dollars in thousands)
Skilled services revenue	$1,680,197	$1,584,400	$95,797	6.0%
Number of facilities at period end	210	210	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	3,726,732	3,651,915	74,817	2.0%
Occupancy percentage — Operational beds	82.4%	80.4%	2.0%	2.5%
Skilled mix by nursing days	32.8%	31.3%	1.5%	4.8%
Skilled mix by nursing revenue	51.6%	49.5%	2.1%	4.2%

	Six Months Ended June 30,
	2025	2024	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$373,055	$338,622	$34,433	10.2%
Number of facilities at period end	48	48	—	—%
Number of campuses at period end(1)	2	2	—	—%
Actual patient days	840,252	805,595	34,657	4.3%
Occupancy percentage — Operational beds	83.8%	79.9%	3.9%	4.9%
Skilled mix by nursing days	29.8%	28.0%	1.8%	6.4%
Skilled mix by nursing revenue	50.9%	48.8%	2.1%	4.3%

	Six Months Ended June 30,
	2025	2024	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$243,878	$37,291	$206,587	NM
Number of facilities at period end	45	13	32	NM
Number of campuses at period end(1)	4	2	2	NM
Actual patient days	586,642	95,007	491,635	NM
Occupancy percentage — Operational beds	74.4%	72.4%	NM	NM
Skilled mix by nursing days	22.0%	17.8%	NM	NM
Skilled mix by nursing revenue	34.3%	29.9%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2022.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2022 to December 31, 2023.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2024.
(5)Skilled services revenue and key performance metrics for a closed facility was not material and has been excluded from Same Facilities results during the six months ended June 30, 2024. The facility was closed in 2024 as the program was transitioned from an intermediate care facility to a group home setting.

THE ENSIGN GROUP, INC.
UNAUDITED SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following tables reflect the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$786.82	$748.36	$850.63	$819.42	$686.08	$615.16	$789.43	$760.63
Managed care	578.99	548.81	603.30	556.52	533.47	456.07	578.40	548.28
Other skilled	653.62	615.93	613.34	528.41	721.87	745.59	655.04	607.13
Total skilled revenue	666.96	632.40	721.91	682.66	630.24	572.21	672.15	639.39
Medicaid	306.87	299.94	296.03	277.59	336.14	296.25	308.87	295.73
Private and other payors	292.90	277.47	310.80	285.25	353.84	266.30	305.96	278.32
Total skilled nursing revenue	$422.26	$400.43	$423.15	$388.68	$406.13	$341.31	$420.43	$396.63

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

SKILLED NURSING AVERAGE DAILY REVENUE RATES(1)
Medicare	$784.11	$746.15	$849.04	$815.79	$666.07	$619.78	$786.58	$759.21
Managed care	574.18	548.90	596.80	557.48	511.07	463.40	572.51	549.10
Other skilled	652.85	617.98	600.99	520.13	710.78	745.59	650.67	606.98
Total skilled revenue	663.01	632.59	717.31	683.06	608.42	571.86	667.17	640.09
Medicaid	304.23	296.51	291.39	276.65	325.52	294.93	304.65	292.81
Private and other payors	293.09	280.57	313.09	289.32	340.25	265.45	303.52	281.69
Total skilled nursing revenue	$420.77	$400.08	$420.48	$391.91	$389.83	$339.62	$417.23	$397.34
(1) The rates are based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606.

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the periods presented:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	21.5%	20.7%	28.1%	28.4%	15.6%	13.3%	21.9%	21.8%
Managed care	20.3	19.5	16.1	14.3	12.3	10.1	18.6	18.4
Other skilled	9.4	8.6	6.2	5.1	7.7	7.0	8.7	8.0
Skilled mix	51.2%	48.8%	50.4%	47.8%	35.6%	30.4%	49.2%	48.2%
Private and other payors	6.8	7.2	6.8	7.8	12.4	13.0	7.5	7.4
Medicaid	42.0	44.0	42.8	44.4	52.0	56.6	43.3	44.4
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.5%	11.1%	14.0%	13.5%	9.3%	7.4%	11.6%	11.4%
Managed care	14.8	14.3	11.3	10.0	9.4	7.5	13.5	13.3
Other skilled	6.1	5.5	4.2	3.7	4.2	3.2	5.7	5.2
Skilled mix	32.4%	30.9%	29.5%	27.2%	22.9%	18.1%	30.8%	29.9%
Private and other payors	9.8	10.3	9.4	10.6	14.3	16.7	10.2	10.5
Medicaid	57.8	58.8	61.1	62.2	62.8	65.2	59.0	59.6
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	21.7%	21.1%	28.6%	29.5%	15.6%	14.8%	22.2%	22.5%
Managed care	20.7	19.8	16.3	14.6	12.1	10.0	19.1	18.7
Other skilled	9.2	8.6	6.0	4.7	6.6	5.1	8.4	7.8
Skilled mix	51.6%	49.5%	50.9%	48.8%	34.3%	29.9%	49.7%	49.0%
Private and other payors	6.8	7.2	6.8	7.9	12.5	12.1	7.4	7.4
Medicaid	41.6	43.3	42.3	43.3	53.2	58.0	42.9	43.6
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.6%	11.3%	14.2%	14.2%	9.1%	8.1%	11.8%	11.8%
Managed care	15.2	14.4	11.5	10.2	9.2	7.3	13.9	13.5
Other skilled	6.0	5.6	4.1	3.6	3.7	2.4	5.4	5.1
Skilled mix	32.8%	31.3%	29.8%	28.0%	22.0%	17.8%	31.1%	30.4%
Private and other payors	9.7	10.3	9.2	10.7	14.3	15.5	10.1	10.5
Medicaid	57.5	58.4	61.0	61.3	63.7	66.7	58.8	59.1
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following tables set forth our service revenue by payor source and as a percentage of total service revenue for the periods presented:

	Three Months Ended June 30,
	2025		2024
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$485,848	39.8%	$411,760	40.0%
Medicare	291,117	23.8	258,869	25.1
Medicaid — skilled	75,207	6.2	62,969	6.1
Total Medicaid and Medicare	$852,172	69.8%	$733,598	71.2%
Managed care	229,495	18.8	191,022	18.5
Private and other(2)	139,747	11.4	105,954	10.3
SERVICE REVENUE	$1,221,414	100.0%	$1,030,574	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Private and other in skilled services includes private, Veteran Affairs and hospice payors. In addition, private and other in the "all other" category includes revenue from senior living and ancillary operations.

	Six Months Ended June 30,
	2025		2024
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$939,688	39.3%	$801,923	39.4%
Medicare	578,868	24.2	524,452	25.8
Medicaid — skilled	144,758	6.1	126,278	6.2
Total Medicaid and Medicare	$1,663,314	69.6%	$1,452,653	71.4%
Managed care	456,712	19.1	379,126	18.6
Private and other(2)	268,428	11.3	203,280	10.0
SERVICE REVENUE	$2,388,454	100.0%	$2,035,059	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Private and other in skilled services includes private, Veteran Affairs and hospice payors. In addition, private and other in the "all other" category includes revenue from senior living and ancillary operations.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Statements of Income Data:
Segment income(1)	$150,004	$122,185	$293,935	$248,994
Depreciation and amortization	13,750	10,911	26,963	21,447
EBITDA	$163,754	$133,096	$320,898	$270,441
Adjustments to EBITDA:
Stock-based compensation expense	7,567	5,693	14,447	10,907
Litigation(2)	—	2,100	—	2,100
Gain on business interruption recoveries	(1,000)	—	(1,000)	—
ADJUSTED EBITDA	$170,321	$140,889	$334,345	$283,448

(1)    Segment income reflects profit from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.
(2)     Litigation relates to specific proceedings arising outside of the ordinary course of business.
Standard Bearer
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Rental revenue generated from third-party tenants	$4,712	$4,198	$9,209	$8,393
Rental revenue generated from Ensign's independent subsidiaries	26,756	19,156	50,660	37,162
TOTAL RENTAL REVENUE	$31,468	$23,354	$59,869	$45,555
Segment income(1)	9,126	7,360	17,709	14,618
Depreciation and amortization	9,265	7,166	17,741	13,995
FFO(2)	$18,391	$14,526	$35,450	$28,613
(1) Segment income reflects profit from operations before provision for income taxes, excluding gain or loss from sale of real estate, insurance recoveries and impairment of long-lived assets. Included in Standard Bearer expenses for the three months and three and six months ended June 30, 2025 is management fee of $1.9 million and $3.6 million, respectively, and interest of $9.0 million and $16.1 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center. Included in Standard Bearer expenses for the three months and three and six months ended June 30, 2024 is management fee of $1.4 million and $2.7 million, respectively, and interest of $5.0 million and $9.3 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center.
(2) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains or losses from sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets, while including depreciation and amortization related to real estate to earnings.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization and (d) interest expense. Adjusted EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) stock-based compensation expense, (f) acquisition related costs, (g) costs incurred related to system implementations, (h) litigation arising outside of the ordinary course of business and (i) gain/loss on business interruption recoveries and long-lived assets. Adjusted EBITDAR consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) rent-cost of services, (f) stock-based compensation expense, (g) acquisition related costs, (h) costs incurred related to system implementations, (i) litigation arising outside of the ordinary course of business and (j) gain/loss on business interruption recoveries and long-lived assets. Adjusted EBT consists of net income before (a) provision for income taxes, (b) stock-based compensation expense, (c) acquisition related costs, (d) costs incurred related to system implementations, (e) litigation arising outside of the ordinary course of business, (f) gain/loss on business interruption recoveries and long-lived assets and (g) amortization of patient base intangible assets. Funds from Operations (FFO) for our Standard Bearer segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from the sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets. The Company believes that the presentation of adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA, adjusted EBT and FFO provides important supplemental information to management and investors to evaluate the Company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The Company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted EBT and FFO has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financials" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.